Exhibit 15.2

Consent of Independent Auditor

We consent to the incorporation by reference in the Registration Statements on Form F-3 (File No. 333-290523, File No. 333-290639 and File No. 333-291842) and Form S-8 (File No. 333-284174) of Rezolve AI plc of our reports dated May 28, 2026 and July 11, 2025, relating to the financial statements of Crownpeak Technology GmbH, Dortmund, Germany, appearing in this Report of Foreign Private Issuer on Form 6-K.

/s/ ba audit gmbh

Wirtschaftspruefungsgesellschaft

Berlin, Germany

September 1, 2026